Exhibit 10.1

      Emergent Telecom Ventures S.A.                 First National Holding S.A.
             84, rue du Rhone                       B, Boulevard du Prince Henri
         Geneva 1207, Switzerland                         L-1724 Luxembourg

                            Pisces Investment Limited
                                c/o Trident Trust
                              Theklas Lyssioti, 29
                           Cassandra Center, 2nd Floor
                                 Office 201/202
                                    P.C. 3030
                                Limassol, Cyprus


                                                                   June 14, 2005

Metromedia International Group, Inc.
8000 Tower Point Drive
Charlotte, North Carolina 28227
Attn:    Mr. Mark Hauf,
         Chairman and Chief Executive Officer

Re:  Share Purchase Agreement Sections 5.1, 5.12, 7.1 and 7.3

Ladies and Gentlemen:

                  Reference is made to that certain Share Purchase Agreement (as amended, supplemented or modified from time to time in accordance with its terms, the "Purchase Agreement"), dated as of February 17, 2005, by and among Metromedia International Group, Inc., a Delaware corporation and the direct parent of NWE Capital (Cyprus), Ltd., a company organized under the Companies Law of Cyprus, First National Holding S.A., a societe anonyme organized under the laws of Luxembourg, Emergent Telecom Ventures S.A., a societe anonyme organized under the laws of Switzerland, and Pisces Investment Limited, a company organized under the Companies Law of Cyprus and wholly-owned subsidiary of FNH and ETV. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

                  Notwithstanding anything in the Purchase Agreement to the contrary, each request (a "Request") for the written consent of the Buyers pursuant to the third sentence of Section 5.1 or the consent of the Buyer Designee pursuant to Section 5.12 shall be delivered by hand (including courier) or by fax to: Mr. Alexander Barunin, c/o OAO Telecominvest, Nevsky pr., 54, St. Petersburg, Russia 191011 (facsimile +7 812 604 06 41) and shall include information regarding the action for which the consent is sought together with any relevant information and documentation relating thereto. Simultaneously, notice of the delivery of the Request (which need only refer to the fact that a Request has been delivered, and need not include any other materials or information) shall be sent by fax to: Mr. Claus Abildstrom (facsimile +45 339 335 30) and Mr. Mohamed Amersi (facsimile +41 22 752 2202). The Buyers' or Buyer Designee's, as the case may be, response to the Request shall be in writing and shall be delivered to PeterStar by hand at the following address: ZAO PeterStar, 16 Line at Vasilievsky Island, 31, St. Petersburg, Russia 199178, c/o General Director, or sent by fax to Peterstar (facsimile +7 812 329 9001) within four Business Days after such Request has been delivered to the address set forth in the preceding sentence; provided, however, that it is understood and agreed that if no response to a Request has been received by PeterStar within four Business Days of delivery of such Request in accordance with the preceding sentence, then such consent shall be deemed given. For these purposes, a "Business Day" is any day other than Saturday, Sunday or any other day which is a holiday in the Russian Federation, and shall consist of the time period from 12.01 a.m. through 12 midnight in St Petersburg, Russia.

                  Other than with respect to the specific matters referred to in the preceding paragraph, any notice or other communication to or with the Buyers shall be given in accordance with Section 8.2 of the Agreement and the Buyer Designee shall not have the power to receive on behalf of the Buyers and/or act upon any communication intended for the Buyers.

                  In addition, this will confirm for the avoidance of doubt that the Buyer Designee shall be considered a "Representative" of the Buyers for all purposes of the Agreement, including, without limitation, Section 5.3 thereof.

                  Finally, the parties hereby agree that Sections 7.1 and 7.3 of the Purchase Agreement shall be amended as follows:

                  1. Section 7.1(b)(ii) of the Purchase Agreement is hereby deleted in its entirety and is replaced with the words "intentionally omitted."

                  2. Section 7.1 of the Purchase Agreement is hereby amended by adding the following new subsections (g), (h) and (i) at the end thereof:

                  "(g) by the Seller if the Closing Date shall not have occurred on or before March 31, 2006; provided, however, that, notwithstanding the foregoing, the Seller's right to terminate this Agreement pursuant to this Section 7.1(g) shall not be available (x) if the Seller's willful failure to fulfill any covenants or agreement under this Agreement has been a principal cause of, or resulted in, the failure to consummate the Share Purchase by such date or (y) until sixty (60) days after the date of the Stockholder's Meeting, if such meeting is held less than sixty (60) days prior to March 31, 2006.

                  (h) by the Buyers, acting jointly, if the Closing Date shall not have occurred on or before December 31, 2005; provided, however, that, nothwithstanding the foregoing, the Buyers' right to terminate this Agreement pursuant to this Section 7.1(h) shall not be available
         (x) if any Buyer's willful failure to fulfill any covenants or agreement under this Agreement has been a principal cause of, or resulted in, the failure to consummate the Share Purchase by such date or (y) until sixty (60) days after the date of the Stockholder's Meeting, if such meeting is held less than sixty (60) days prior to December 31, 2005; provided, further, that if the Seller notifies the Buyers in writing that it is ready, willing and able to mail the Proxy Statement to the stockholders of the Seller in respect of a

         Stockholder's Meeting that will occur after December 31, 2005, then the Buyers, acting jointly, shall respond by delivering a written letter agreement (the "Extension Response Agreement") to the Seller within four Business Days after receiving such written notice from the Seller whereby the Buyers will either (i) terminate this Agreement pursuant to this Section 7.1(h) or, if such Extension Response Agreement is delivered prior to December 31, 2005, irrevocably commit to terminate this Agreement pursuant to this Section 7.1(h) immediately following December 31, 2005 or (ii) waive their rights under this Section 7.1(h), subject to the conditions that (A) the Proxy Statement is mailed to the Seller's stockholders within ten (10) days following the delivery of the Extension Response Agreement and (B) the Stockholders' Meeting is held on or before sixty (60) days following the date on which such Proxy Statement is mailed to the Seller's stockholders. For the avoidance of doubt, it is understood and agreed that if either of the conditions in clauses (A) and (B) of the proviso in the preceding sentence are not satisfied, then the Buyers, acting jointly, may terminate this Agreement pursuant to this Section 7.1(h).

                  (i) by the Buyers, acting jointly, or the Seller if the Buyers have delivered the Extension Response Agreement waiving their rights to terminate this Agreement pursuant to Section 7.1(h) in accordance with clause (ii) of the second proviso of Section 7.1(h) and the Closing Date shall not have occurred on or before sixty (60) days after the date of the Stockholder's Meeting."

                  3. Section 7.3 of the Purchase Agreement is hereby amended by adding the following new subsection (e) at the end thereof:

                  "(e) The Seller shall pay, or cause to be paid, to the Buyers by wire transfer of immediately available funds within two (2) Business Days to an account specified jointly by the Buyers:

                           (i) an amount equal to US $5,000,000 if this Agreement is terminated pursuant to Section 7.1(g), other than a termination pursuant to Section 7.1(g) after a Stockholders Meeting has been held; or

                           (ii) an amount equal to US $2,500,000 if this
Agreement is terminated pursuant to Section 7.1(h)."

                  If the foregoing is consistent with your understanding and is acceptable to you, please execute one copy of this letter agreement and return it to us whereupon this letter agreement shall become a binding agreement among us.

                  [Remainder of page intentionally left blank]


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                                           Very truly yours,

                                           FIRST NATIONAL HOLDING S.A.

                                           /S/ Peter B. Schuarhasdt
                                           --------------------------------
                                           Name: Peter B. Schuarhasdt
                                           Title: Managing Director


                                           EMERGENT TELECOM VENTURES S.A.

                                           /S/ Mohamed Amersi
                                           --------------------------------
                                           Name: Mohamed Amersi
                                           Title: Director


                                           PISCES INVESTMENT LIMITED

                                           /S/ Mohamed Amersi
                                           --------------------------------
                                           Name: Mohamed Amersi
                                           Title: Director


Agreed, acknowledged and accepted as of the 14th day of June, 2005.

METROMEDIA INTERNATIONAL
GROUP, INC.


By: /S/ Mark S. Hauf
   -----------------------------------------
Name:  Mark S. Hauf
Title:  Chairman and Chief Executive Officer